===============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K



           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              September 30, 1999

                        Commission file number 1-12753


                              Fidelity Bancorp, Inc.
              (Exact name of registrant as specified in its charter)

                 Delaware                               36-3915246
         (State of Incorporation)          (I.R.S. Employer Identification No.)


                    5455 W. Belmont, Chicago, Illinois,  60641
                     (Address of principal executive offices)

                                   (773) 736-4414
                (Registrant's telephone number, including area code)



===============================================================================

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On Monday, September 20, 1999, Fidelity Bancorp, Inc., a Delaware corporation (the "Company"), decided to engage Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent auditors for the fiscal year ending September 30, 2000. The Company has notified KPMG LLP ("KPMG") that the auditor-client relationship will cease upon completion of the audit of the Company's financial statements as of and for the year ended September 30, 1999 and the issuance of our report thereon. The decision to dismiss KPMG and engage new auditors was recommended by the Company's Audit Committee and was approved by the Company's Board of Directors based on a periodic review by the Company of its accounting and tax service providers.

The reports of KPMG on the Company's consolidated financial statements for the years ended September 30, 1998 and September 30, 1997 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended September 30, 1998 and September 30, 1997 and the interim period October 1, 1998 through September 28, 1999 (the date of the notification of dismissal of KPMG), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report.

In connection with the audits of the Company's consolidated financial statements for each of the two years ended September 30, 1998 and September 30, 1997:

(a) KPMG did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

(b) KPMG did not advise the Company that information had come to the attention of KPMG that had led it to no longer be able to rely on the Company's management representations, or that had made KPMG unwilling to be associated with the financial statements prepared by the Company's management;

(c) KPMG did not advise the Company that KPMG would need to expand significantly the scope of its audit, or that information had come to the attention of KPMG during such time period that if further investigated may
    (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) cause KPMG to be unwilling to rely on the Company's management representations or to be associated with the Company's consolidated financial statements; and

(d) KPMG did not advise the Company that information had come to the attention of KPMG of the type described in subparagraph (c) above, the issue not being resolved to the satisfaction of KPMG prior to its dismissal.

The Company has provided KPMG with a copy of this report and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Attached as Exhibit 16 to this Form 8-K is a copy of KPMG's letter.

Upon completion of KPMG's audit of the Company's September 30, 1999 consolidated financial statements and Crowe Chizek's completion of certain routine procedures, the Company will enter into an agreement with Crowe Chizek that will provide for, among other things, the engagement of Crowe Chizek as the independent accounting firm that will audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2000.

During the Company's fiscal years ended September 30, 1998 and September 30, 1997 and the subsequent period prior to engaging Crowe Chizek, the Company (or anyone on the Company's behalf) did not consult Crowe Chizek regarding:

(i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; and as such no written report was provided to the Company and no oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or:

(ii) any matter that was either the subject of disagreement or a reportable event.


At the Company's Annual Meeting to be held in January 2000, shareholder will be asked to approve the appointment of Crowe Chizek as the Company's independent public accountants to conduct the audit for the ending September 30, 2000. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountant will be considered by the Board of Directors.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

    (16)  Letter of KPMG LLP regarding change in certifying accountant.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FIDELITY BANCORP., INC.



Dated:   September 30, 1999              /s/  RAYMOND S. STOLARCZYK
                                         -----------------------------
                                         Raymond S. Stolarczyk
                                         Chairman and Chief Executive Officer